                                                                   Exhibit 99.1



Swan Building                                                      NEWS RELEASE
26 Victoria Street, Hamilton HM12
Bermuda
441 296 5858
441 296 6162 FAX

PXRE Group Ltd.                                                    [PXRE Logo]


                                             Contact: John Modin
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (441) 296-5858


           PXRE SECOND QUARTER EARNINGS INCREASE 13% TO $21.5 MILLION
                 FROM $19.0 MILLION IN THE SAME PERIOD LAST YEAR
                          ----------------------------
                   COMPANY DECLARES REGULAR QUARTERLY DIVIDEND


HAMILTON, Bermuda (August 6, 2003) - PXRE Group Ltd. (NYSE: PXT) today announced higher profits for the second quarter ended June 30, 2003. PXRE's net income for the quarter increased 13% to $21.5 million from $19.0 million in the second quarter of 2002. Net income per diluted share totaled $0.93 for the quarter compared with $0.88 in the year-earlier period.

          PXRE's annualized return on equity for the second quarter of 2003 was 18.8%.

         On a fully diluted basis, PXRE's book value per share increased 3% during the quarter to $21.32 per share at June 30, 2003, from $20.76 per share at March 31, 2003.

         Gerald L. Radke, the Chairman of PXRE Group, who retired as Chief Executive Officer on June 30, 2003, commenting on the announcement, said, "I am extremely pleased by the strong growth achieved by the Company during my last quarter as CEO. As I hand over the reins to our new CEO, Jeff Radke, I am confident that the Company is well positioned to continue to build on the success we have experienced over the last six quarters."

          As a result of the continued strong growth in PXRE's net premiums earned, revenues rose 70% for the quarter compared with the year-earlier period. Most notably, net premiums earned in PXRE's core Catastrophe and Risk Excess segment increased 73% compared with the second quarter of 2002.




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


PXT Reports Second Quarter Results
Page 2
August 6, 2003

         The following table outlines revenues for the three and six months ended June 30, 2003 and 2002, along with net premiums earned - the largest component of the Company's revenue:


                                        Revenues and Net Premiums Earned
-----------------------------------------------------------------------------------------------------------------
                                     Three Months Ended                          Six Months Ended
($000's)                                  June 30,                                    June 30,
                               ------------------------------            -----------------------------
                                   2003            2002       Change %        2003           2002      Change %
                               -------------- --------------- ---------- --------------- ------------- ----------
Revenues                       $     93,790   $     55,308       70      $    185,313    $   120,293       54
                               ============== ===============            =============== =============
Net Premiums Earned:
   Cat & Risk Excess           $     65,784   $     38,038       73      $    126,341    $    75,305       68
   Finite                            13,364           (260)      N/M           34,214          8,314      312
   Other Lines                        2,804          1,307       115            3,946          3,828        3
   Exited                             2,063          6,678      (69)            4,287         17,472      (75)
                               -------------- ---------------            --------------- -------------
                               $     84,015   $     45,763       84      $    168,788    $   104,919       61
                               ============== ===============            =============== =============


         Net premiums written increased 180% in the quarter versus the second quarter of 2002. The change primarily reflected a $28.7 million increase in the Catastrophe and Risk Excess segment. The following table outlines net premiums written for the three and six months ended June 30, 2003 and 2002:


                                              Net Premiums Written
-----------------------------------------------------------------------------------------------------------------
                                     Three Months Ended                           Six Months Ended
($000's)                                  June 30,                                   June 30,
                               ------------------------------            ------------------------------
                                   2003            2002       Change %        2003           2002       Change %
                               -------------- --------------- ---------- --------------- -------------- ---------
Net Premiums Written:
   Cat & Risk Excess           $   51,277     $    22,561        127     $  138,043      $    86,729       59
   Finite                           3,044            (669)       N/M          5,405           29,692      (82)
   Other Lines                      1,541             992        55           4,085            2,842       44
   Exited                           2,183          (2,161)       N/M          3,856            5,121      (25)
                               -------------- ---------------            --------------- --------------
                               $   58,045     $    20,723        180     $  151,389      $   124,384       22
                               ============== ===============            =============== ==============


         Net investment income for the second quarter of 2003 increased 2% to $8.6 million from $8.4 million in the corresponding period of 2002. The return of PXRE's hedge fund portfolio increased to 4.7% in the second quarter of 2003 compared to 0.8% in the second quarter of 2002. Net realized investment gains for the second quarter of 2003 were $0.1 million compared with gains of $0.5 million in the second quarter of 2002. Interest expense decreased to $2.7 million in the second quarter of 2003 from $3.0 million in the prior-year quarter.

         PXRE's GAAP loss ratio for the second quarter of 2003 was 53.3% compared with 41.2% in the second quarter of 2002. PXRE increased prior-year loss reserves by $18.1 million in the second quarter of 2003 primarily due to development in the Company's aerospace and exited lines businesses. This expense was partially mitigated by $2.1 million of related premiums. The expense ratio increased to 27.8% in the second quarter of 2003 from 23.9% in the year-earlier quarter due primarily to the commissions associated with the Finite net premiums earned.

                                     -MORE-

PXT Reports Second Quarter Results
Page 3
August 6, 2003


         The following table outlines the Company's GAAP ratios for the three and six months ended June 30, 2003 and 2002:


                                       GAAP Ratios
------------------------------------------------------------------------------------------------------
                                       Three Months Ended                   Six Months Ended
                                            June 30,                            June 30,
                               ------------------------------------ ----------------------------------
                                    2003               2002              2003              2002
                               ----------------- ------------------ ---------------- -----------------
Loss Ratio, All Lines                53.3%             41.2%              46.0%            34.4%
Expense Ratio                        27.8              23.9               30.4             29.5
                               ----------------- ------------------ ---------------- -----------------
Combined Ratio                       81.1%             65.1%              76.4%            63.9%
                               ================= ================== ================ =================

Loss Ratio, Continuing Lines         46.9%             19.1%              38.1%            15.7%


         Separately, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per common share. The dividend will be paid on September 2, 2003, to stockholders of record as of August 18, 2003.

         PXRE - with operations in Bermuda, Barbados, the United States and Europe - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe and retrocessional coverage, where it has been among the leading franchises for two decades. The Company also provides marine and aerospace and finite reinsurance products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

         A public, listen-only simulcast and replay of PXRE's first quarter conference call will begin at 10:00 a.m. Eastern Time tomorrow (August 7, 2003) and may be accessed with appropriate software at the Company's web site or at WWW.COMPANYBOARDROOM.COM. A replay of this call will be available using these same links beginning at approximately noon tomorrow and continuing through September 7, 2003.

         Quarterly financial statements are available on the Company's website under the press release section of News and Events. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor_Relations@pxregroup.com, or visit www.pxregroup.com.


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

PXT Reports Second Quarter Results
Page 4
August 6, 2003


         Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," "expect," "outlook," or variations of such words or similar expressions, are based upon current expectations and are subject to risks and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict; (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products); (iii) the lowering or loss of one of the financial or claims paying ratings of PXRE's or one or more of PXRE's subsidiaries; (iv) changes in the demand for reinsurance, including changes in the amount of risk that PXRE's clients elect to maintain for their own account; (v) adverse development on loss reserves related to business written in current and prior years; (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE's retrocessionaires;
(vii) increases in interest rates, which cause a reduction in the market value of PXRE's interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE's finite coverages;
(viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties; (ix) market fluctuations with respect to PXRE's portfolio of hedge funds and other privately held securities: liquidity risk, credit risk and market risk; (x) foreign currency fluctuations resulting in exchange gains or losses; (xi) a contention by the United States Internal Revenue Service that PXRE or PXRE's offshore subsidiaries are subject to U.S. taxation; and (xii) changes in tax laws, tax treaties, tax rules and interpretations. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

         PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

                                     -MORE-

PXT Reports Second Quarter Results
Page 5
August 6, 2003


                                 PXRE Group Ltd.
                         Unaudited Financial Highlights
                 (Dollars in thousands except per share amounts)


                                                                 Three Months Ended             Six Months Ended
                                                                      June 30,                      June 30,
                                                            ------------------------------ ----------------------------
                                                                2003            2002           2003          2002
                                                            ------------   ------------    ------------  --------------
Gross premiums written                                      $     66,378   $     41,791    $    178,848  $    167,147
                                                            ============   ============    ============  ============
Net premiums written                                        $     58,045   $     20,723    $    151,389  $    124,384
                                                            ============   ============    ============  ============
Revenues                                                    $     93,790   $     55,308    $    185,313  $    120,293
Losses and expenses                                              (71,941)       (33,315)       (138,348)      (74,821)
                                                            ------------   ------------    ------------  ------------
Income before income taxes                                        21,849         21,993          46,965        45,472
Income tax provision                                                (371)        (2,949)         (1,880)       (8,196)
                                                            ------------   ------------    ------------  ------------
Net income before preferred stock dividends                 $     21,478   $     19,044    $     45,085  $     37,276
                                                            ============   ============    ============  ============
Net income per diluted common share                         $       0.93   $       0.88    $       1.96  $       2.21
                                                            ============   ============    ============  ============
Average shares outstanding (000's)                                23,183         21,655          22,959        16,863

GAAP Ratios:
   Loss ratio                                                       53.3%          41.2%           46.0%         34.4%
   Expense ratio                                                    27.8%          23.9%           30.4%         29.5%
                                                            ------------   ------------    ------------  ------------
   Combined ratio                                                   81.1%          65.1%           76.4%         63.9%
                                                            ============   ============    ============  ============
Losses Incurred by Segment:
   Cat & Risk Excess                                        $     28,173   $      9,397    $     38,291  $     14,244
   Excess of Loss Cessions                                           (59)        (1,422)           (144)       (3,356)
                                                            ------------   ------------    ------------  ------------
                                                                  28,114          7,975          38,147        10,888
   Finite                                                          9,392           (163)         24,300         2,439
   Other Lines                                                     1,686         (1,149)          2,390             7
   Exited                                                          6,378         11,412          14,992        22,328
                                                            ------------   ------------    ------------  ------------
                                                            $     45,570   $     18,075    $     79,829  $     35,662
                                                            ============   ============    ============  ============
Commission and Brokerage, Net of Fee Income by Segment:
   Cat & Risk Excess                                        $      6,353   $      4,263    $     12,761  $      8,265
   Excess of Loss Cessions                                          (140)        (2,035)          3,542        (3,143)
                                                            ------------   ------------    ------------  ------------
                                                                   6,213          2,228          16,303         5,122
   Finite                                                          5,778            601          14,645         3,708
   Other Lines                                                       928            447             953         1,318
   Exited                                                            590          1,392             339         5,676
                                                            ------------   ------------    ------------  ------------
                                                            $     13,509   $      4,668    $     32,240  $     15,824
                                                            ============   ============    ============  ============
Underwriting Income (Loss) by Segment:
   Cat & Risk Excess                                        $     37,520   $     30,571    $     87,932  $     63,700
   Excess of Loss Cessions                                        (6,063)        (2,736)        (16,041)       (4,405)
                                                            ------------   ------------    ------------  ------------
                                                                  31,457         27,835          71,891        59,295
   Finite                                                         (1,806)          (698)         (4,731)        2,167
   Other Lines                                                       190          2,009             603         2,503
   Exited                                                         (4,905)        (6,126)        (11,044)      (10,532)
                                                            ------------   ------------    ------------  ------------
                                                            $     24,936   $     23,020    $     56,719  $     53,433
                                                            ============   ============    ============  ============


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

PXT Reports Second Quarter Results
Page 6
August 6, 2003



                                                                                                       June 30,         Dec. 31,
Financial Position:                                                                                      2003            2002
                                                                                                      ----------       ----------
Cash and investments                                                                                  $  959,276       $  805,331
Total assets                                                                                           1,320,417        1,237,142
Reserve for losses and loss expenses                                                                     442,997          447,829
Stockholders' equity                                                                                     500,531          453,464
Book value per common share (1)                                                                            21.32            20.33
Return on equity                                                                                            18.8%(2)         16.5%
Statutory surplus:
   PXRE Reinsurance Company                                                                           $  423,380(3)    $  457,217
   PXRE Reinsurance Ltd.                                                                                 311,617(4)        70,609





                                                                             Three Months Ended               Six Months Ended
                                                                                  June 30,                        June 30,
                                                                           --------------------------------------------------------
                                                                              2003           2002           2003           2002
                                                                           ---------       --------       --------       ----------
Underwriting Income (Loss) Reconciled to Income Before Income
   Taxes:
   Net underwriting income                                                  $ 24,936       $ 23,020       $ 56,719       $ 53,433
   Net investment income                                                       8,557          8,445         14,032         12,532
   Net realized investment gains                                                 110            514            109          1,003
   Interest expense                                                             (245)          (754)        (2,504)        (1,499)
   Minority interest in consolidated subsidiary                               (2,428)        (2,199)        (4,533)        (4,423)
   Other operating expenses                                                   (9,851)        (6,223)       (19,013)       (15,094)
   Unrealized foreign exchange gains (losses) on losses
     incurred                                                                    771           (787)         2,176           (422)

   Other                                                                          (1)           (23)           (21)           (58)
                                                                            --------       --------       --------       --------
   Income before income taxes                                               $ 21,849       $ 21,993       $ 46,965       $ 45,472
                                                                            ========       ========       ========       ========


(1) After considering convertible preferred shares.
(2) Annualized.
(3) Estimated.
(4) Estimated and before inter-company eliminations.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended June 30, 2003.



                                      -END-